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                HOLLYWOOD PARK, INC. - FORM 10-Q, SEPTEMBER 1996 - EXHIBIT 10.18

                            FIRST AMENDMENT TO LEASE
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          This First Amendment to Lease ("Amendment") is hereby entered into by and between HP/COMPTON, INC., a California corporation ("Landlord") and COMPTON ENTERTAINMENT, INC., a California corporation ("Tenant") with reference to the following facts:

          A. Landlord and Tenant have entered into that certain Lease by and between Landlord and Tenant dated August 3, 1995 (the "Lease");

          B. The Lease provides for Tenant to operate a gaming facility on the premises which is the subject of the Lease (the "Premises");

          C. In order to obtain governmental approval to operate the gaming facility on the Premises, the State of California Department of Justice has required Landlord and Tenant to amend certain provisions of the Lease;

          D. Both Landlord and Tenant desire to effectuate the required changes in the Lease and have therefore agreed to enter into this First Amendment to Lease.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
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          1.   Defined Terms.  Unless otherwise specified, all capitalized terms
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set forth herein shall carry the same meaning as proscribed to them in the
Lease.

          2.  Amendments to Lease.  The Lease shall be amended by making the
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following changes:

               2.1  The following new paragraph 2.02(c) shall be added to the
     Lease:

                    "Notwithstanding anything contained in subparagraph 2.02(a) above, Tenant shall have the right to terminate this Lease upon thirty
          (30) days' written notice to Landlord in the event Tenant's use of the Property produces insufficient funds to pay monthly rent as set forth in paragraph 3.01 below, after Tenant has made all payments of operating expenses, including payment of any loans or lines of credit related to the operation of the Card Club and prior to any distribution of revenue to Tenant. Tenant's exercise of the foregoing right of termination shall not be deemed to affect Tenant's right to participate or enter into the Partnership Agreement at such time as Landlord or any affiliate become eligible to be licensed to operate a card club in the State of California."

               2.2  The last sentence of paragraph 5.02(a) shall be deleted.

               2.3 A new Section 8.07 shall be added to the Lease which will state the following:

                    "Limitation on Landlord's Interest as to Transferees.
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          Neither Landlord nor any assignee or transferee shall have the right to in any way

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          participate in the operation or ownership of the Card Club or in any way receive a financial interest in or exercise influence over the Card Club until: (i) the laws of the State of California allow the Card Club to be owned or operated by a public company; or (ii) the State of California Department of Justice specifically permits such transferee or assignee to act in such a manner with respect to the Card Club, whether or not such transferee or assignee is eligible for gaming registration at the time of such transfer, assignment, or conveyance. Pursuant to this Section 8.07, Landlord shall expressly state, in any document which transfers, assigns or conveys any of its rights, title or interest to this Lease, that no assignee or transferee shall have the right to participate in the ownership or operation of the Card Club or in any way obtain a financial interest and/or exercise any influence over the Card Club until: (i) the laws of the State of California provide that the Card Club may be owned or operated by a public company; or (ii) the State of California Department of Justice specifically permits such transferee or assignee to act in such a manner with respect to the Card Club, whether or not such transferee or assignee is eligible for gaming registration at the time of such transfer, assignment, or conveyance. Nothing in this
          Section 8.07 shall be deemed to change or alter any provision of this Lease or require that any party's rights hereunder be changed or altered upon Landlord's transfer or conveyance of its right, title or interest herein except as expressly stated above."

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          3.   Other than the foregoing changes, the Lease shall remain in full force and effect in its entirety and may not be amended or modified except as provided therein.

          IN WITNESS WHEREOF, this First Amendment to Lease is executed this 12th day of March, 1996.


                                     COMPTON ENTERTAINMENT, INC.
                                     a California corporation



                                     By:_/s/Rouben Kandilian________________
                                            Rouben Kandilian, President

                                     HP/COMPTON, INC.
                                     a California corporation



                                     By:_/s/G. Michael Finnigan______________
                                            Its: Vice President___________

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